EXHIBIT 21
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                              LIST OF SUBSIDIARIES

Name of Subsidiary                         State of Incorporation
------------------                         ----------------------

DriverShield CRM Corp.                     Delaware

Sentaur Corp.                              Florida

DriverShield ADS Corp.                     New York